SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 17, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement.

On November 17, 2004, Huffy Corporation (“Huffy”) and HUF Canada, Inc., an indirect subsidiary of Huffy (“HUF Canada”), entered into an Asset Purchase Agreement with The Forzani Group Ltd. (“Forzani”) pursuant to which Forzani will purchase certain intangible assets, including patents and trademarks, used in connection with Huffy’s hockey business under the Hespeler® brand name as well the in-line skates business under the Rage®, Dukes®, Skate Attack® and Ultrawheels® brand names for an aggregate purchase price of $1,615,000.  Huffy and HUF Canada have filed a motion for approval from the United States Bankruptcy Court for the Southern District of Ohio, Western Division to sell such assets and will solicit higher and better offers on the same terms and conditions.  Prior to entering into the Asset Purchase Agreement, Forzani was and remains a customer of Huffy in the ordinary course of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: November 23, 2004	By: /s/ Nancy A. Michaud Nancy A. Michaud Senior Vice President – General Counsel and Secretary